UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2013

TRANS-LUX CORPORATION

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(Exact name of registrant as specified in its charter)

Delaware                                       1-2257                        13-1394750

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(State or other jurisdiction        (Commission                (I.R.S. Employer

of incorporation)                          File Number)             Identification No.)

26 Pearl Street, Norwalk, CT  06850-1647

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(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (203) 853-4321

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01

Entry into Material Definitive Agreement;

Item 3.03(b).

Material Modification to Rights of Security Holders.

As part of the Company’s restructuring plan, on November 14, 2011 the Company completed the sale of an aggregate of $8.3 million of securities (the “Offering”) consisting of 416,500 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”) having a stated value of $20.00 per share and convertible into 50 shares of the Company’s Common Stock, par value $0.001 per share (or an aggregate of 20,825,000 shares of Common Stock) and 4,165,000 one-year warrants (the “A Warrants”).  These securities were issued at a purchase price of $20,000 per unit (the “Unit”).  Each Unit consists of 1,000 shares of Preferred Stock, which have subsequently converted into 50,000 shares of Common Stock and 10,000 A Warrants.  Each A Warrant entitles the holder to purchase one share of the Company’s Common Stock and a three-year warrant (the “B Warrants”), at an exercise price of $0.20 per share. Each B Warrant shall entitle the holder to purchase one share of the Company’s Common Stock at an exercise price of $0.50 per share.

The exercise period under the A Warrants was originally set to expire on November 14, 2012 and was previously extended by the Company’s Board of Directors through April 19, 2013.  On April 8, 2013, the Board of Directors of the Company unconditionally further extended the exercise period of the Company’s outstanding A Warrants.  Holders of the A Warrants may now exercise their rights thereunder through June 18, 2013.  The Board of Directors provided for this additional extension in order to provide the holders with more time within which to exercise their A Warrants, as the Company’s Registration Statement relating in part to the resale of the common shares underlying the A Warrants had only been declared effective by the Securities and Exchange Commission on February 13, 2013.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(c) Effective April 8, 2013, Mr. Todd Dupee was elected by the Company’s Board of Directors to serve as the Company’s Vice President and Chief Financial Officer.  Currently, Mr. Dupee receives compensation of $72,617 per annum.  Mr. Dupee had previously been the Company’s Vice President, Controller and Interim Chief Financial Officer since December 3, 2012. Mr. Dupee has been with the Company since 1994 and, prior to his appointment as Interim Chief Financial Officer, had previously served as Staff Accountant, Accounting Manager and Assistant Vice President. Mr. Dupee holds a B.S. in Accountancy from Bentley College.

5.02(c) Effective April 8, 2013, Mr. Jay Forlenzo was elected by the Company’s Board of Directors to serve as the Company’s Vice President and Controller.  Currently, Mr. Forlenzo receives compensation of $72,578 per annum.  Mr. Forlenzo has been with the Company since 1984 and had previously served as Assistant Vice President, Credit and Administration and Vice President, Customer Relations and Sales Support.  Mr. Forlenzo holds a B.A. in Business Administration from Pace University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

TRANS-LUX CORPORATION

by:   /s/ Todd Dupee

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Todd Dupee

Vice President

and Chief Financial Officer

by:   /s/ Jay Forlenzo

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Jay Forlenzo

Vice President and Controller

Dated:  April 8, 2013